UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2021

VERTIV HOLDINGS CO

Exact name of registrant as specified in its charter

Delaware	001-38518	81-2376902
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1050 Dearborn Drive, Columbus, Ohio 43085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 614-888-0246

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	VRT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

In this Current Report on Form 8-K, “we,” “us,” “our” and the “Company” refers to Vertiv Holdings Co, a Delaware corporation.

On November 1, 2021 (the “Closing Date”), Vertiv Holdings Ireland DAC, a private company limited by shares incorporated in Ireland (the “Irish Buyer”), Vertiv International Holding Corporation, an Ohio corporation (the “US Buyer” and together with the Irish Buyer, the “Buyers” and each a “Buyer”) and the Company completed the acquisition (the “Acquisition”) of all of the outstanding and issued shares in E&I Engineering Ireland Limited, a private company limited by shares incorporated in Ireland, and Powerbar Gulf LLC – a Foreign Direct Investment, non-freezone limited liability company incorporated and registered in Ras Al Khaimah Economic Zone-Government of Ras Al Khaimah (collectively, “E&I”), for approximately $1.8 billion in upfront consideration plus an additional $200 million in cash, with the additional consideration subject to achieving certain future profit milestones, pursuant to the terms and conditions of that previously announced sale and purchase agreement, dated as of September 8, 2021, by and between the Buyers, the Company and each of the shareholders of E&I (the “Acquisition Agreement”). The upfront consideration of approximately $1.8 billion paid on November 1, 2021 included the issuance of 23,081,996 shares of Company common stock, having a transaction value of approximately $630 million (the “Stock Consideration”). The issuance of the Stock Consideration was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act, and in reliance on similar exemptions under applicable state laws.

On the Closing Date, the Company and certain of the initial holders listed on Schedule A thereto (the “Initial Holders”), entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, among other things, the Company is obligated to file a registration statement, or amend an existing shelf registration previously filed by the Company, under the Securities Act to permit the public resale of all the registrable securities by the Initial Holders.

The foregoing descriptions of the Acquisition Agreement and Registration Rights Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Acquisition Agreement and Registration Rights Agreement, which are filed herewith as Exhibits 2.1 and 10.1, respectively, and are incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

Registration Rights Agreement

The information set forth above under the heading “Introduction” is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information required by this item is included above under the heading “Introduction” and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information required by this item is included above under the heading “Introduction” and is incorporated herein by reference.

Item 7.01 Regulation FD

On November 1, 2021, the Company issued a press release announcing the completion of the Acquisition of E&I. The full text of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 (d) Financial Statements and Exhibits

Exhibit No.	Exhibit Description

2.1*	Sale and Purchase Agreement between Buyers, Company and Sellers dated as of September 8, 2021 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 8, 2021).

10.1	Registration Rights Agreement, dated as of November 1, 2021, by and among the Company, each of the Holders listed on Schedule A thereto and the other Holders time to time parties thereto.

99.1	Press release of Vertiv Holdings Co dated November 1, 2021 (Acquisition Closing Press Release)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2021	Vertiv Holdings Co

/s/ David Fallon
Name: David Fallon
Title: Chief Financial Officer